UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023 (December 7, 2023)

RBB BANCORP
(Exact name of Registrant as Specified in Its Charter)

California	001-38149	27-2776416
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1055 Wilshire Blvd., 12th floor,
Los Angeles, California		90017
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (213) 627-9888

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12 (b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, No Par Value	RBB	NASDAQ Global Select Market

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2023, RBB Bancorp (the “Company”) announced the appointment of Ms. Lynn M. Hopkins as Interim Executive Vice President and Chief Financial Officer of the Company and the Company’s subsidiary, Royal Business Bank (the “Bank”), with such appointment effective December 7, 2023.  Ms. Hopkins, age 56, has more than 30 years of experience in the financial services industry, predominantly in Southern California, with Chief Financial Officer roles most recently at Banc of California, Inc. from 2019 to 2023, and then previously at First Choice Bancorp and Commercial Bank of California.  Prior to those roles, Ms. Hopkins spent 15 years at PacWest Bancorp, where she served in a number of executive finance and corporate leadership roles, including Chief Accounting Officer.  Earlier in her career, Ms. Hopkins held senior finance positions at California Community Bancshares and Western Bancorp.  Ms. Hopkins began her career as a Certified Public Accountant with KPMG in Los Angeles and London.

Mr. Alex Ko informed the Board he is voluntarily resigning from his position as CFO due to personal reasons and will be pursuing other opportunities. He will be available as a consultant to assist in the transition to the new Interim CFO.

New Employment Agreement

Effective December 7, 2023, the Company and the Bank entered into an employment agreement (the “Employment Agreement”) with Ms. Hopkins, the material terms of which are summarized below.  Capitalized terms used below but not defined have the meanings set forth in the Employment Agreement.

Term. The Employment Agreement has a term from December 7, 2023, to May 31, 2024, with an automatic renewal for successive 6-month periods unless Ms. Hopkins, or the Company or the Bank (as applicable), provides written notice of nonrenewal at least one month prior to the extension date.

Compensation. The Employment Agreement provides for a minimum base salary of $400,000 per year, subject to periodic upward adjustment by the Board of Directors, as well as stock awards, discretionary bonus, automobile allowance, expense reimbursement, medical insurance coverage and certain incentives.

Severance. In the event Ms. Hopkins’s employment is terminated without cause and not otherwise in the event of disability or death, then Ms. Hopkins will be entitled to receive a severance payment in the amount equal to the amount due for the remaining term of the Employment Agreement at her then current salary.  In the event such termination occurs other than for cause, after the occurrence of a Change of Control where Ms. Hopkins’ employment is terminated without cause or materially adversely altered (as defined in the Employment Agreement), or as a result of disability or death, Ms. Hopkins will not be entitled to receive any severance payment. Ms. Hopkins cannot terminate employment for a material adverse alteration in employment status unless she has provided written notice to the Company of the existence of circumstances providing grounds for the termination for Good Reason within thirty (30) days of the initial existence or occurrence of such grounds and the Company or the Bank has at least thirty (30) days from the date on which such notice is provided to cure such circumstances.  If Ms. Hopkins does not terminate employment for Good Reason within seventy-five (75) days after the first occurrence of the applicable grounds, then she will be deemed to have waived the right to terminate for Good Reason with respect to such grounds.  A general release is required to receive severance under the Employment Agreement.

Parachute Payments. The Employment Agreement provides that, if any payments and benefits to Ms. Hopkins would constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), the payments and benefits will be reduced (by the minimum possible amounts) in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code, until no amount payable to Ms. Hopkins will be subject to the excise tax.

Restrictive Covenants. The Employment Agreement contains certain restrictive covenants, including restrictive covenants related to the use of the Company’s or the Bank’s Confidential Information and misappropriating the Company’s or the Bank’s Trade Secrets.  In the event of termination of the Employment Agreement for any reason, Ms. Hopkins will be subject to a limited non-solicitation provision related to the non-solicitation of any officer or employee of the Company or the Bank.

The foregoing is intended only as a summary and is qualified in its entirety by the terms of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Indemnity Agreement

In connection with entry into the Employment Agreement, Ms. Hopkins also entered into an indemnity agreement with the Company, the form of which was previously filed by the Company as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 3330-3219018), initially filed with the Securities Exchange Commission on June 28, 2017.  Pursuant to the terms of the indemnity agreement, the Company is obligated to indemnify its directors and executive officers, including Ms. Hopkins, and to assume maximum liability for expenses and damages in connection with claims lodged against the Company’s directors and executive officers, including Ms. Hopkins for their line of duty decisions and action, to the fullest extent permissible under the General Corporations Law of the State of California.  This description of the indemnity agreement does not purport to be complete and is qualified in its entirety by reference to the indemnity agreement.

Item 8.01 Other Events.

On December 11, 2023, the Company issued a press release related to the appointment of Ms. Lynn Hopkins as Interim Executive Vice President and Chief Financial Officer of the Company and the Bank effective December 7, 2023, and the resignation of Mr. Ko from the Company and the Bank effective December 31, 2023.  A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement, effective as of December 7, 2023, between RBB Bancorp, Royal Business Bank and Ms. Lynn Hopkins.

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RBB BANCORP (Registrant)

Date: December 11, 2023	By:	/s/ David Morris
David Morris
Chief Executive Officer

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